UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 01, 2022

Yellow Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-12255	48-0948788
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Commerce Street, Suite 1120
Nashville, Tennessee		37203
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (913) 696-6100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	YELL	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

The holders of our outstanding common stock and Series A Voting Preferred Stock voted together as a single class on all proposals at the Annual Meeting held June 1, 2022. Each share of common stock and Series A Voting Preferred Stock was entitled to one vote.

At the Annual Meeting, holders of our common stock and Series A Voting Preferred Stock voted on the following proposals:

Proposal 1

Each nominee under Proposal 1 was elected to the Board of Directors.

Director Nominees	Number of Votes For	Number of Votes Against	Abstentions	Broker Non-Votes
Matthew A. Doheny	37,609,658	666,122	135,297	6,672,498
Javier L. Evans	37,768,539	508,748	133,790	6,672,498
Darren D. Hawkins	37,780,963	580,478	49,636	6,672,498
James E. Hoffman	37,690,906	648,581	71,590	6,672,498
Shaunna D. Jones	37,759,226	584,150	67,701	6,672,498
Susana Martinez	37,643,340	700,069	67,668	6,672,498
David S. McClimon	33,031,629	5,329,920	49,528	6,672,498
Patricia M. Nazemetz	32,582,904	5,761,904	66,269	6,672,498
Chris T. Sultemeier	37,586,017	756,885	68,175	6,672,498

Proposal 2

The appointment of KPMG LLP as our independent registered public accounting firm for 2022 was ratified.

Number of Votes For	Number of Votes Against	Number of Votes Abstaining
44,141,900	848,858	92,817

Proposal 3

The advisory vote on named executive officer compensation was not approved.

Number of Votes For	Number of Votes Against	Number of Votes Abstaining	Broker Non-Votes
17,115,438	21,236,170	59,469	6,672,498

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YELLOW CORPORATION

Date:	June 3, 2022	By:	/s/ Leah K. Dawson
Leah K. Dawson Executive Vice President, General Counsel and Secretary